                                 EXHIBIT 7(p)

            REVOLVING CREDIT AGREEMENT, dated as of October 9, 1998

                                     among

                                JOHN C. MALONE,
                                  as Borrower

                              NATIONSBANK, N.A.,
                                   as Agent,


                               SOCIETE GENERALE
                                      and
                   TORONTO DOMINION SECURITIES (USA), INC.,
                                 as Co-Agents,

                                      and

                              NATIONSBANK, N.A.,
                             SOCIETE GENERALE, and
                        TORONTO DOMINION (TEXAS), INC.,
                                  as Lenders


                             Page 13 of 112 Pages

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SECTION 1 DEFINITIONS.........................................................................................     1
   1.1 Definitions............................................................................................     1
   1.2 Rules of Construction..................................................................................     7
SECTION 2 THE REVOLVING CREDIT FACILITY.......................................................................     7
   2.1 Commitment to Lend.....................................................................................     7
   2.2 Method of Borrowing....................................................................................     8
   2.3 Notes..................................................................................................     9
   2.4 Interest Rate..........................................................................................     9
   2.5 Special Provisions for Eurodollar Advances; Taxes......................................................    10
   2.6 Payments of the Note...................................................................................    11
   2.7 Fees...................................................................................................    12
   2.8 Termination of Commitment..............................................................................    12
   2.9 Sharing of Payments, Etc...............................................................................    12
   2.10 Set-off...............................................................................................    12
   2.11 Capital Adequacy......................................................................................    12
SECTION 3 COLLATERAL..........................................................................................    13
   3.1 Liens and Security Interests...........................................................................    13
SECTION 4 CONDITIONS PRECEDENT................................................................................    13
   4.1 Initial Advance........................................................................................    13
   4.2 All Advances...........................................................................................    13
SECTION 5 REPRESENTATIONS AND WARRANTIES......................................................................    13
   5.1 Taxes..................................................................................................    13
   5.2 Pledged Shares.........................................................................................    14
   5.3 Authority and Compliance...............................................................................    14
   5.4 Binding Agreement......................................................................................    14
   5.5 Litigation.............................................................................................    14
   5.6 (a) Related Agreements.................................................................................    14
   (b) No Conflicting Agreements..............................................................................    14
   (c) Conversion.............................................................................................    15
   5.7 Financial Statements...................................................................................    15
   5.8 Use of Proceeds; Margin Stock..........................................................................    15
   5.9 Representations and Warranties.........................................................................    15
   5.10 Acquired Stock........................................................................................    15
   5.11 Share Ownership.......................................................................................    15
   5.12 Survival of Representations and Warranties............................................................    16
SECTION 6 COVENANTS...........................................................................................    16
   6.1 Financial Statements...................................................................................    16
   6.2 Compliance.............................................................................................    16
   6.3 Adverse Conditions or Events...........................................................................    16
   6.4 Taxes and Other Obligations............................................................................    16
   6.5 Transfer of Assets.....................................................................................    16
   6.6 Liens..................................................................................................    17
   6.7 Other Covenants........................................................................................    17
   6.8 Indemnity by Borrower..................................................................................    17
   6.9 Removal of Legends.....................................................................................    17
   6.10 Amendment to TCI Charter..............................................................................    17
SECTION 7 EVENTS OF DEFAULT...................................................................................    17
   7.1 Events of Default......................................................................................    17

Revolving Credit Agreement

                             Page 14 of 112 Pages

   7.2 Remedies Upon Event of Default............................................................................  19
   7.3 Performance by Agent......................................................................................  19
   7.4 Conversion and Voting Provisions..........................................................................  19
SECTION 8 THE AGENT..............................................................................................  19
   8.1 The Agent.................................................................................................  19
   8.2 Expenses..................................................................................................  21
   8.3 Proportionate Absorption of Losses........................................................................  21
   8.4 Delegation of Duties; Reliance............................................................................  21
   8.5 Limitation of Agent's Liability...........................................................................  22
   8.6 Default...................................................................................................  23
   8.7 Collateral Matters........................................................................................  23
   8.8 Limitation of Liability...................................................................................  23
   8.9 Relationship of Lenders...................................................................................  24
   8.10 Benefits of Agreement....................................................................................  24
SECTION 9 MISCELLANEOUS..........................................................................................  24
   9.1 Accounting Reports........................................................................................  24
   9.2 Waiver....................................................................................................  24
   9.3 Payment of Expenses.......................................................................................  24
   9.4 Notices...................................................................................................  24
   9.5 Governing Law.............................................................................................  25
   9.6 Choice of Forum; Consent to Service of Process and Jurisdiction...........................................  25
   9.7 Invalid Provisions........................................................................................  25
   9.8 Maximum Interest Rate.....................................................................................  25
   9.9 Nonliability of Lenders...................................................................................  25
   9.10 Article 15.10(b).........................................................................................  25
   9.11 Successors and Assigns...................................................................................  26
   9.12 Entirety.................................................................................................  28
   9.13 Headings.................................................................................................  28
   9.14 Survival.................................................................................................  28
   9.15 Amendments, Etc..........................................................................................  28
   9.16 No Third Party Beneficiary...............................................................................  28
   9.17 WAIVER OF JURY TRIAL.....................................................................................  29
   9.18 Multiple Counterparts....................................................................................  29
   9.19 Confidentiality; No Publication..........................................................................  29
   9.20 Arbitration..............................................................................................  29

Revolving Credit Agreement

                             Page 15 of 112 Pages

                          REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT (this "AGREEMENT"), dated as of October 9, 1998, is made among JOHN C. MALONE ("BORROWER"), each of the Persons listed on the signature pages hereof (collectively called, together with each Person that becomes a Lender pursuant to SECTION 9.11, the "LENDERS," and individually a "LENDER"), and NATIONSBANK, N.A., a national banking association, as agent for Lenders to the extent and in the manner provided in SECTION 8 (together with any successors and assigns, "Agent"), Toronto Dominion Securities (USA), Inc. and Societe Generale as Co-Agents for Lenders.

                                R E C I T A L S

     1. Borrower has requested that Lenders provide to Borrower a revolving credit facility of up to $345,000,000 to provide (a) funds of up to $311,000,000 for the purchase of 8,718,770 shares (the "ACQUIRED STOCK") of the Series B Common Stock, $1.00 par value, of Tele-Communications, Inc. ("TCI"), and (b) funds for other business purposes, including interest rate and equity hedging products and paying accrued interest and commitment fees on the Loan.

     2. Lenders are willing to provide such a facility to Borrower, upon the terms, and subject to the conditions, hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1  DEFINITIONS.

     1.1 Definitions. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report, or other Loan Document made or delivered pursuant to this Agreement, the following terms have the respective meanings assigned to them in this SECTION 1, or in the section or recital referred to below:

     "Acquired Stock" has the meaning set forth in the recitals.

     "Advance" means (a) each disbursement by Lenders of a sum or sums lent to Borrower pursuant to this Agreement, (b) each conversion of an Advance to another Type or Advance, and (c) each rollover of a Eurodollar Advance to a successive Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person.

     "Agent" has the meaning set forth in the first paragraph of this Agreement.

     "Agent's Lending Office" means Agent's lending office located at 901 Main Street, Dallas, Texas 75202, or such other address as Agent may hereafter designate in writing as Agent's Lending Office by notice to Borrower and Lenders.

     "Agreement" means this Revolving Credit Agreement, including the schedules and exhibits hereto, as the same may be renewed, extended, or modified from time to time.

                             Page 16 of 112 Pages

     "Applicable Lending Office" means for each Lender and each Type of Advance, the lending office of such Lender (or of an Affiliate of such Lender) designated for such Type of Advance below its name on the signature pages hereof or an Assignment and Acceptance, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Borrower and Agent by written notice in accordance with the terms of this Agreement as the office by which its Advances of such Type are to be made and maintained.

     Applicable Margin means with respect to each Eurodollar Advance, (a) 1.00% per annum, until both (i) the Merger has occurred, and (ii) the Pledged Shares can be transferred (including pursuant to the Pledge Agreement) (A) without registration under the Securities Act of 1933, as amended, in accordance with the requirements of Rule 145 and (B) without restriction (except the Conversion Provision) or delay under the Related Agreements or any other agreement or understanding and (b) 0.75% per annum after ITEMS (i) and (ii) have occurred.

     "Assignee" has the meaning set forth in SECTION 9.11(B).

     "Assigning Lender" has the meaning set forth in SECTION 9.11(B).

     "Assignment and Acceptance" means an assignment and acceptance entered into by an Assigning Lender and its Assignee and accepted by Agent pursuant to
SECTION 9.11, in substantially the form of EXHIBIT A.

     "Borrower" has the meaning set forth in the first paragraph of this Agreement.

     "Business Day" means (a) any day on which Agent is open for regular business, and (b) with respect to all borrowings, payments, conversions, continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Co-Agent" means each of Toronto Dominion Securities (USA), Inc. and Societe Generale.

     "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

     "Collateral" has the meaning assigned to such term in the Pledge Agreement.

     "Collateral Documents" means the Pledge Agreement and all security agreements, pledge agreements, and other agreements or documents executed or delivered to secure repayment of the Obligation, or any part thereof.

     "Commitment" means, as to each Lender as of any date, the obligation of such Lender on such date to make Advances hereunder in an aggregate principal amount at any time outstanding up to but not exceeding the amount set forth below its name on the signature pages hereof (or in an Assignment and Acceptance) as its Commitment, as the same may be reduced pursuant to the terms hereof.

     "Commitments" means the Commitments of all Lenders in the original aggregate principal amount of $345,000,000.


                             Page 17 of 112 Pages

     "Contract Rate" means (a) with respect to a Prime Rate Advance, the Prime Rate, and (b) with respect to a Eurodollar Advance, the Eurodollar Rate plus the Applicable Margin.

     "Default Rate" means a per annum rate of interest equal from day-to-day to the lesser of (a) the sum of the Prime Rate plus three percent, and (b) the Maximum Rate.

     "Dollars" and "$" mean lawful money of the United States of America.

     "Eligible Assignee" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) approved by Agent and, so long as no Potential Default or Event of Default has occurred and is continuing, Borrower, such approvals not to be unreasonably withheld.

     "Eurodollar Advance" means any Advance that bears an interest rate calculated by reference to the Eurodollar Rate for a particular Interest Period.

     "Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) equal to the rate appearing on page "LIBO" on the Reuter Monitor System (or any successor page; or in the absence thereof, an equivalent source obtained by Agent) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

     "Eurodollar Reserve Requirement" means, for any Lender on any day, that percentage (expressed as a decimal fraction) that is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body), applied for determining the reserve requirements of such Lender (including basic, supplemental, marginal, and emergency reserves) under Regulation D, with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by any Lender of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "Event of Default" has the meaning set forth in Section 7.1.

     "Federal Funds Rate" means, on any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Agent (which determination is conclusive and binding, absent manifest error) to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (a) if such determination date is not a Business Day, the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day, or (b) if those rates are not published for any Business Day, the Federal Funds Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Agent from three federal funds brokers of recognized standing selected by Agent in its sole discretion.

     "Funding Loss" has the meaning set forth in EXHIBIT D.

     "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of


                             Page 18 of 112 Pages
or pertaining to government.

     "Governmental Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date hereof.

     "High Vote Stock" has the meaning assigned to such term in the Malone Call Agreement.

     "Initial Collateral" shall mean the shares of common stock more fully described on SCHEDULE 5.2 attached hereto.

     "Interest Period" means, with respect to a Eurodollar Advance, a period: commencing (a) on the borrowing date of such Eurodollar Advance; or (b) on the conversion date pertaining to such Eurodollar Advance, if made pursuant to a conversion as described in SECTION 2.2(C); or (c) on the last day of the preceding Interest Period, in the case of a rollover to a successive Interest Period; and ending one, two, three, four, or six months thereafter, as Borrower shall elect in accordance with SECTION 2.2(c); provided that: (i) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (i) above, end on the last Business Day of a calendar month; and (iii) if the Interest Period for any Eurodollar Advance would otherwise end after the final maturity date of the Loan, then such Interest Period shall end on the final maturity date of the Loan.

     "June Option Agreement" means the Letter Agreement, dated as of June 16, 1997, between Borrower and TCI regarding Borrower's right to acquire the Acquired Stock from TCI.

     "Lender" and "Lenders" have the meanings set forth in the first paragraph of this Agreement.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, negative pledge, encumbrance, conditional sale, or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement, or under any statute, law, or otherwise.

     "Loan" means the revolving credit loan made or to be made hereunder to Borrower by Lenders pursuant to SECTION 2.1.

     "Loan Documents" means this Agreement, the Notes, the Collateral Documents, and any agreements, documents (and with respect to this Agreement and such other agreements and documents, any renewals, extensions, amendments, or supplements thereto), or certificates at any time executed or delivered pursuant to the terms of this Agreement.

     "Low Vote Stock" means has the meaning assigned to such term in the Malone Call Agreement.

     "Malone Call Agreement" means that certain Call Agreement, dated as of February 9, 1998, between TCI, Borrower, and Leslie Malone, as it may be amended or modified from time to time.

     "Margin Requirements" means all statutes, regulations and interpretations pertaining to

                             Page 19 of 112 Pages
extensions of credit to purchase or carry, or extensions of credit secured (directly or indirectly) by, margin stock, including the certification, loan-to-value, and other requirements of the Securities Exchange Act of 1934 and Regulations U and X of the Board of Governors of the Federal Reserve System, and any successor regulations.

     "Material Adverse Effect" means any material adverse change in, or effect upon, (a) the validity, performance, or enforceability of any Loan Document, (b) the financial condition of Borrower, or (c) the ability of Borrower to fulfill its obligations under the Loan Documents.

     "Maximum Rate" means the highest nonusurious rate of interest (if any) permitted from day-to- day by applicable law. Agent and Lenders hereby notify and disclose to Borrower that, for purposes of Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect, as limited by article 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Agent and Lenders reserve the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Borrower.

     "Merger" means the merger contemplated by the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, among AT&T Corp., Italy Merger Corp, and TCI, pursuant to which TCI will become a wholly owned subsidiary of AT&T Corp.

     "Merger Shares" has the meaning given in SECTION 5.11.

     "Notes" means the Revolving Credit Notes in substantially the form of EXHIBIT B, executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions, or modifications thereof, and "NOTE" means any one of the Notes.

     "Notice of Borrowing" means, with respect to any Advance, a notice substantially in the form of Exhibit C.

     "Obligation" means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by Borrower arising pursuant to any of the Loan Documents, and all renewals and extensions thereof, together with all interest accruing thereon, and costs, expenses, and reasonable attorneys' fees incurred in the enforcement or collection thereof.

     "Permitted Class" has the meaning given to such term in the Pledge
Agreement.

     "Person" includes an individual, corporation, joint venture, general or limited partnership, limited liability company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

     "Pledge Agreement" means that certain Pledge Agreement, dated as of the date hereof, executed by Borrower in favor of Agent, Co-Agents, and Lenders, and any renewals, extensions, modifications, or restatements thereof.

     "Pledged Shares" has the meaning assigned to such term in the Pledge Agreement.

     "Potential Default" means the occurrence of any event which with passage of time, or giving of notice, or both, could become an Event of Default.

                             Page 20 of 112 Pages

     "Prime Rate" means, at any time, the greater of (a) the variable rate of interest established from time to time by Agent as its "prime rate" and set by Agent as a general reference rate of interest charged by Agent, and (b) the Federal Funds Rate plus one-half of one percent. Borrower acknowledges that Agent may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, such general reference rate. Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Prime Rate.

     "Prime Rate Advance" means any Advance hereunder with respect to which the interest rate is calculated by reference to the Prime Rate.

     "Principal Debt" means, at the time of any determination thereof, the aggregate unpaid principal balance of all Advances.

     "Pro Rata" and "Pro Rata Part" mean, on any date of determination thereof for any Lender (a) at any time prior to the termination of the Commitments, the proportion that such Lender's Commitment bears to the Commitments of all Lenders, and (b) at any time on and after the termination of the Commitments, the proportion that the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders (provided that for purposes of SECTIONS 2.6(E)(II) and 8.1(A)(VII), PRO RATA PART means the proportion that the Principal Debt owed to a Lender bears to the Principal Debt owed to all Lenders.)

     "Register" has the meaning set forth in SECTION 9.11(D).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Related Agreements" means the Stockholders Agreement, the Malone Call Agreement, the June Option Agreement, and the Voting Agreement (as it may be amended or modified from time to time).

     "Required Lenders" means, as of any date, any combination of Lenders who collectively hold 51% of (i) the sum of the Commitments, or (ii) if the Commitments have been terminated, then of the Principal Debt owed all Lenders.

     "Rule 145" means Rule 145 promulgated pursuant to the Securities Act of 1933, and any successor regulations.

     "Stockholders Agreement" means that certain Stockholders Agreement, dated as of February 9, 1998, between TCI, Borrower, Leslie Malone, Gary Magness, Kim Magness, the Estate of Bob Magness, and the Estate of Betsy Magness, as it may be amended or modified from time to time.

     "T Stock" has the meaning assigned to such term in the Pledge Agreement

     "TCI" means Tele-Communications, Inc., a Delaware Corporation.

     "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

     "Termination Date" means the earlier of (a) April 10, 2000, (b) the date Lenders' commitments to

                             Page 21 of 112 Pages
fund Advances hereunder are terminated pursuant to SECTION 7.2, and (c) the date that Lenders' commitments to fund Advances hereunder are reduced to zero pursuant to SECTION 2.1(B).

     "Type" means any type of Advance (i.e., Prime Rate Advance or Eurodollar Advance).

     "Voting Agreement" means that certain Agreement, dated as of June 23, 1998, as Amended and Restated as of October 9, 1998, among AT&T Corp., Borrower, and Leslie Malone.

     "Waiver Letters" means (a) the letter dated October 9, 1998, to Agent and Lenders from TCI, regarding the waiver of certain provisions of the Malone Call Agreement, and (b) the letter dated October 9, 1998, to Agent and Lenders from TCI, Kim Magness (in a representative capacity and individually), Gary Magness (in a representative capacity and individually), the Estate of Betsy Magness, and the Estate of Bob Magness, regarding the waiver of certain provisions of the Stockholders Agreement.

     1.2 RULES OF CONSTRUCTION. When used in this Agreement: (a) "or" is not exclusive; (b) a reference to a law includes any amendment or modification to such law; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) except as provided otherwise, all references to the singular shall include the plural, and vice versa; (e) except as provided in this Agreement, a reference to an agreement, instrument, or document shall include such agreement, instrument, or document, as the same may be amended, modified, or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (f) all references to SECTIONS, EXHIBITS, and SCHEDULES shall be to sections of and exhibits and schedules to this Agreement, unless otherwise indicated; (g) all EXHIBITS and SCHEDULES to this Agreement shall be incorporated into this Agreement; (h) the words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation;" and (i) except as otherwise provided herein, in the computation of time, from a specified date to a later specified date, the word "from" means "from and including," and words "to" and "until" each mean "to but excluding."


SECTION 2  THE REVOLVING CREDIT FACILITY.

     2.1  COMMITMENT TO LEND.

     (A) COMMITMENT. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, including the provisions in SECTION 2.1(c), each Lender severally and not jointly agrees to lend to Borrower such Lender's Pro Rata Part of one or more Advances not to exceed such Lender's Commitment, which, subject to the Loan Documents, Borrower may borrow, repay, and reborrow under this Agreement; provided that each such Advance must occur on a Business Day preceding the Termination Date.

     (B) VOLUNTARY TERMINATION OF COMMITMENTS. Without premium or penalty, and upon giving not less than five Business Days prior written and irrevocable notice to Agent, Borrower may terminate in whole or in part the unused portion of the Commitments; provided that: (i) each partial termination shall be in an amount of not less than $500,000 or a greater integral multiple thereof; (ii) the amount of the Commitments may not be reduced below the amount of the Obligation at such time; and (iii) each reduction shall be allocated to each Lender's Commitment Pro Rata among all Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice or termination or reduction, Agent shall notify each Lender of the cancellation or reduction.

                             Page 22 of 112 Pages

     (c) COLLATERAL REQUIREMENTS. As a condition to Lenders' obligation to make any Advance hereunder, Borrower must be in compliance with the requirements of
SECTION 6 of the Pledge Agreement related to maintenance of Collateral and with all Margin Requirements. In addition, Borrower shall be obligated to deliver additional Collateral to Agent or prepay the Notes, on the terms set forth in
SECTION 6 of the Pledge Agreement, or as required to satisfy Margin
Requirements.

     (d) USE OF PROCEEDS. Borrower shall use the proceeds of the Loan solely for the purposes described in the recitals. Borrower shall not use proceeds of any Advance (i) for any unlawful purpose, or (ii) for the purpose of making any hostile tender offer to acquire shares of stock or other equity interests in another Person.

     2.2  METHOD OF BORROWING.

     (a) APPLICATION FOR ADVANCE. Borrower shall deliver to Agent a Notice of Borrowing at least one Business Day prior to any Prime Rate Advance and at least three Business Days prior to any Eurodollar Advance. Each Notice of Borrowing must be received by Agent no later than 1:00 p.m. (Dallas, Texas time) as of the applicable date. Prior to making a Notice of Borrowing, Borrower may (without specifying whether the Advance shall be a Prime Rate Advance or a Eurodollar Advance) request that Agent provide Borrower with the most recent Eurodollar Rate. Agent shall endeavor to provide such quoted rate to Borrower on the date of such request.

     (b)  FUNDING.

          (i) Promptly after receipt of a Notice of Borrowing under SECTION 2.2(A), Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Pro Rata Part of the Advance requested by Borrower with Agent at its Lending Office, in immediately available funds not later than 11:00 a.m. (Dallas, Texas time) on the date of such proposed Advance. Upon fulfillment of all applicable conditions set forth herein, Agent shall make available to Borrower at Agent's Lending Office, not later than 2:00 p.m. (Dallas, Texas time) on the date of each Advance, the proceeds of each Lender's Pro Rata Part of the Advance actually received by Agent. The failure of any Lender to deposit the amount described above with Agent shall not relieve any other Lender of its obligations hereunder to make its Advance.

          (ii) Unless Agent shall have been notified by any Lender that such Lender will not make available to Agent such Lender's Pro Rata Part of a proposed Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this SECTION and Agent may, if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Pro Rata Part of the proposed Advance available to Agent, such Lender severally agrees to pay or repay to Agent on demand the amount of such Advance together with interest thereon, for each day from the date such Advance is made available to Borrower until the date such amount is paid or repaid to Agent at the Federal Funds Rate. If such Lender shall repay to Agent such amount, such amount so repaid shall constitute such Lender's Advance for purposes of this Agreement.

     (c)  SELECTION OF INTEREST OPTION PERIOD.

          (i) Upon making a Notice of Borrowing under SECTION 2.2(A), Borrower shall advise Agent as to whether the Advance shall be (A) a Eurodollar Advance, in which case Borrower shall

                             Page 23 of 112 Pages
     specify the applicable Interest Period therefor, or (B) a Prime Rate
     Advance.

          (ii) Subject to the dollar limits and denominations of SECTION 2.1, Borrower may (A) convert a Eurodollar Advance on the last day of the applicable Interest Period to a Prime Rate Advance, (B) convert a Prime Rate Advance on any Business Day to a Eurodollar Advance, and (C) elect a new Interest Period for a Eurodollar Advance, by giving a Notice of Borrowing to Agent no later than 1:00 p.m. (Dallas, Texas time) on the third (3rd) Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a Eurodollar Advance or election of a new Interest Period), and no later than 1:00 p.m. (Dallas, Texas time) one Business Day before the last day of the Interest Period (for conversion to a Prime Rate Advance). Absent Borrower's Notice of Borrowing, a Eurodollar Advance shall be deemed converted to a Prime Rate Advance effective when the applicable Interest Period expires.

          (iii) Notwithstanding anything to the contrary contained herein, (A) no more than three Interest Periods shall be in effect at any one time with respect to Eurodollar Advances, and (B) Borrower shall have no right to request a Eurodollar Advance if the Interest Rate applicable thereto under
     SECTION 2.4 would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Advance.

          (iv) Each Notice of Borrowing shall be irrevocable and binding on Borrower and, in respect of any Eurodollar Advance specified in such Notice of Borrowing, Borrower shall indemnify Agent and Lenders against any Funding Loss incurred by Agent or Lenders as a result of (A) any failure to fulfill, on or before the date specified for such Advance, the conditions to such Advance set forth herein, or (B) Borrower's requesting that an Advance not be made on the date specified for such Advance in the Notice of Borrowing. A certificate of Agent and each Lender establishing the amount due from Borrower according to the preceding sentence, together with a description in reasonable detail of the manner in which such amount has been calculated, shall be presumed to be correct in the absence of manifest error.

     2.3 NOTES. The Loan made under SECTION 2.1 by Lenders shall be evidenced by the Notes, one payable to each Lender in the stated amount of its Commitment, in the aggregate principal amount of $345,000,000.

     2.4  INTEREST RATE.

     (a) ALL ADVANCES. The unpaid principal of each Prime Rate Advance shall bear interest from the date of Advance to the date of repayment thereof at a rate per annum that shall from day-to-day be equal to the lesser of (i) the Prime Rate in effect from day-to-day, and (ii) the Maximum Rate. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance to the date of repayment thereof at a rate per annum that shall be equal to the lesser of (i) the Eurodollar Rate plus the Applicable Margin, and (ii) the Maximum Rate.

     (b) DEFAULT RATE. All past due principal of, and to the extent permitted by applicable law, interest on, the Note shall bear interest until paid at the Default Rate.

     (c) RECAPTURE RATE. If the applicable Contract Rate ever exceeds the Maximum Rate, thereby causing the interest charged under the Notes to be limited to the Maximum Rate, then, to the extent permitted by applicable law, any subsequent reductions in the applicable Contract Rate shall not reduce the rate of interest charged under the Notes below the Maximum Rate, until the total amount of

                             Page 24 of 112 Pages
interest accrued on the Notes equals the amount of interest that would have accrued thereon if the applicable Contract Rate had at all times been in effect.

     (d)  GENERAL PROVISIONS AS TO INTEREST.

          (i) Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed:
     (A) with respect to Eurodollar Advances, as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be); and (B) with respect to Prime Rate Advances, on the basis of a year of 365 or 366 days, as the case may be. All interest rate determinations and calculations by Agent are presumed to be correct in the absence of manifest error.

          (ii) The provisions of this Agreement relating to calculation of the Prime Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Advance as it selects.

     2.5  SPECIAL PROVISIONS FOR EURODOLLAR ADVANCES; TAXES.

     (a) EURODOLLAR ADVANCES. With respect to Eurodollar Advances, the provisions of EXHIBIT D (regarding inadequacy of pricing, illegality, increased costs, and funding losses) shall apply.

     (b) TAXES. Subject to SECTION 2.5(c), any Taxes payable by Agent or any Lender or ruled (by a Governmental Authority) payable by Agent or any Lender in respect of this Agreement or any other Loan Document shall, if permitted by Governmental Requirement, be paid by Borrower, together with interest and penalties, if any (except for Taxes imposed on or measured by the overall net income of Agent or such Lender). Agent or such Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is presumed to be correct in the absence of manifest error, and Borrower shall promptly pay that amount to Agent for its account or the account of such Lender, as the case may be. If Agent or such Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

     (c) FOREIGN LENDERS. Each Lender that is organized under the Governmental Requirements of any jurisdiction other than the United States of America or any State thereof (i) represents to Agent and Borrower that (A) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation, and (B) it has furnished to Agent and Borrower two (2) duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other tax form acceptable to the Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Documents), and (ii) covenants to (A) provide Agent and Borrower a new tax form upon the expiration or obsolescence of any previously delivered form according to Governmental Requirement, duly executed and completed by it, and (B) comply from time to time with all Governmental Requirements with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower or Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents United States federal income tax at the full rate applicable under the Code.

                             Page 25 of 112 Pages

     (d) SURVIVAL. Without prejudice to the survival of any other obligations of Borrower hereunder, the obligations of Borrower under this SECTION 2.5 shall survive the termination of this Agreement and/or the payment or assignment of the Notes.

     2.6  PAYMENTS OF THE NOTE.

     (a) PAYMENT OF INTEREST ON THE NOTES. Interest on each Eurodollar Advance shall be due and payable as it accrues on the last day of its respective Interest Period; provided that if any Interest Period is a period greater than three months, then accrued interest shall also be due and payable on the date three months after the commencement of such Interest Period. Interest on each Prime Rate Advance shall be due and payable as it accrues on the last day of each calendar quarter, and on the Termination Date.

     (b) PAYMENT OF PRINCIPAL OF THE NOTES. The Notes shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

     (c) OPTIONAL PREPAYMENTS. Upon three Business Days' notice for Eurodollar Advances and one Business Day's notice for Prime Rate Advances, Borrower may prepay the principal of any of the Notes then outstanding, in whole or in part, at any time or from time to time; provided, however, that (i) each prepayment of less than the full outstanding principal balance of a Note shall be in an amount equal to at least $250,000, and (ii) if Borrower prepays the principal of any Eurodollar Advance on any date other than the last day of the Interest Period applicable thereto, Borrower shall pay any Funding Loss with respect to such payment. Any optional prepayment of the principal of the Notes shall be applied to the Notes on a pro rata basis based upon the outstanding principal balances of the Notes as of the date of payment.

     (d) MANDATORY PREPAYMENTS. Borrower shall be obligated to make mandatory prepayments on the Notes, in accordance with Section 2.1(c).

     (e)  GENERAL PROVISIONS AS TO PAYMENTS.

          (i) All payments of principal of, and interest on, any Note to or for the account of any Lender shall be made by Borrower to Agent before 12:00 p.m. (Dallas, Texas time), in Federal or other immediately available funds at Agent's Lending Office. If the principal of, or interest on, a Note, or any other amount payable hereunder, becomes due and payable on a day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day. Each payment received by Agent hereunder for the account of a Lender shall be promptly distributed by Agent to such Lender. Except as otherwise provided, all payments made on any Note shall be credited, to the extent of the amount thereof, in the following manner:
     (A) first, against the amount of interest accrued and unpaid on such Note as of the date of such payment; (B) second, against all principal (if any) due and owing on such Note as of the date of such payment; (C) third, as a prepayment of outstanding Prime Rate Advances under such Note; and (D) fourth, as a prepayment of outstanding Eurodollar Advances under such Note. Subject to the foregoing, so long as no Potential Default or Event of Default exists, payments and prepayments of principal of any Note shall be applied to such outstanding Prime Rate Advances and Eurodollar Advances under such Note as Borrower shall select; provided, however, that Borrower shall select Prime Rate Advances and Eurodollar Advances to be repaid in a manner designed to minimize the Funding Loss, if any, resulting from such payments; and provided further that, if Borrower shall fail to select the Prime Rate Advance or Eurodollar Advance to which such payments are to be applied, or if a Potential Default or Event of Default exists at the time of such payment, then

                             Page 26 of 112 Pages

     Agent shall be entitled to apply the payment to such Prime Rate Advances and Eurodollar Advances in the manner it shall deem appropriate.

          (ii) Each payment received by Agent hereunder for the account of Lenders or any of them on the Notes shall be distributed to each Lender entitled to share in such payment, Pro Rata in proportion to the Pro Rata Parts of each Lender (less any taxes, levies, imposts, deductions, charges or withholdings excluded from the definition of Taxes). Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the Federal Funds Rate.

     2.7 FEES. Borrower shall pay to Agent, for the ratable benefit of Lenders, in accordance with their respective Pro Rata Parts, a commitment fee equal to $517,500 (i.e., 15 basis points on the Commitment). Borrower acknowledges that such fee is a bona fide commitment fee and is intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein, and for no other purposes. In addition, Borrower shall pay to Agent, for its own account, an administrative fee of $15,000 per year for the first year, payable on the date hereof, and $10,000 per year for each subsequent year, payable on each anniversary of the date hereof (pro rated with any excess for the final year refundable after the Termination Date).

     2.8 TERMINATION OF COMMITMENT. The Commitments shall terminate on the Termination Date, and any Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     2.9 SHARING OF PAYMENTS, ETC. If any Lender obtains any amount (whether voluntary, involuntary, or otherwise, including as a result of exercising any rights under SECTION 2.10) that exceeds the part of that payment that such Lender is entitled to receive under the Loan Documents, then such Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess amount ratably with each other Lender. If all or any portion of any excess amount is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this SECTION, may, to the fullest extent permitted by applicable law, exercise all of its rights of payment with respect to that participation as fully as if such Lender were the direct creditor of Borrower in the amount of that participation.

     2.10 SET-OFF. If an Event of Default exists, each Lender is entitled, but not obligated, to exercise (for the benefit of all Lenders in accordance with SECTION 2.9) the right of off-set and banker's Lien against each and every account and other property, or any interest therein, that Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the amount of the Obligation owed to it.

     2.11 CAPITAL ADEQUACY. If a Lender shall have reasonably determined that, after the date hereof, either (i) the adoption of any applicable law, rule, regulation, or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any

                             Page 27 of 112 Pages

Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by such Lender (or any lending office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its or Borrower's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, or compliance by an amount reasonably deemed by such Lender to be material, then from time to time, within ten days after demand by such Lender, Borrower shall pay to such Lender such additional amount as will adequately compensate such Lender for such reduction. Each Lender will notify Borrower of any event of which it has actual knowledge, occurring after the date thereof, which will entitle such Lender to compensation pursuant to this Section 2.11. No failure by a Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of such Lender's right to demand payment of such amounts at any subsequent time.

SECTION 3  COLLATERAL.

     3.1 LIENS AND SECURITY INTERESTS. To secure the performance by Borrower of the payment and performance of the Obligation, pursuant to the Collateral Documents, Borrower grants to Lenders a perfected, first priority, security interest and lien in the Pledged Shares and other Collateral, including the Initial Collateral.

SECTION 4  CONDITIONS PRECEDENT.

     4.1 INITIAL ADVANCE. The obligation of each Lender to make its initial Advance hereunder is subject to the conditions precedent that, on or before the date of such Advance, (a) Borrower shall have paid to Agent (i) all fees to be received pursuant to this Agreement or any other Loan Document and (ii) an amount equal to the estimated costs and out-of-pocket expenses of Agent's counsel incurred in connection with the preparation, execution, and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, and (b) Agent shall have received duly executed copies of each of the documents listed on SCHEDULE 4.1, each dated as of the date of such Advance, and each in form and substance satisfactory to Agent.

     4.2 ALL ADVANCES. The obligation of each Lender to make any Advance under this Agreement (including the initial Advance but excluding any Advance which does not increase the outstanding Principal Debt) shall be subject to the conditions precedent that, as of the date of such Advance and after giving effect thereto: (a) there exists no Potential Default or Event of Default; (b) no change that would cause a Material Adverse Effect has occurred since the date of the financial statements referenced in SECTION 5.7; (c) Agent shall have received from Borrower a Notice of Borrowing dated as of the date of such Advance and all of the statements contained in such Notice of Borrowing shall be true and correct; (d) the representations and warranties contained in each of the Loan Documents shall be true in all respects as though made on the date of such Advance; (e) the Maximum Rate exceeds the Contract Rate; and (f) Borrower has satisfied the condition precedent contained in SECTION 2.1(c).

SECTION 5  REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to Lenders as follows:

     5.1 TAXES. All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes, assessments, fees, and other governmental charges upon Borrower, or upon any of his

                             Page 28 of 112 Pages
properties, or income, have been paid, except for taxes being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been established. Borrower has no knowledge of any proposed tax assessment against Borrower that will have, or is reasonably likely to have, a Material Adverse Effect.

     5.2 PLEDGED SHARES. The Pledged Shares constituting the Initial Collateral, as described on SCHEDULE 5.2, were acquired by Borrower, and held by Borrower, for a period of at least two years prior to the date hereof, for purposes of determining the holding period of such Pledged Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, and Borrower has borne the full economic risk of such Pledged Shares since their respective dates of acquisition. None of the Pledged Shares were purchased by Borrower by giving TCI or an Affiliate of TCI a promissory note or other obligation to pay the purchase price of such Pledged Shares, and none of the Pledged Shares were purchased under an installment purchase contract. Borrower is the lawful owner and holder of such Pledged Shares, free and clear of all Liens, except for security interests and liens granted to Lenders. Under the laws of the State of Colorado and other applicable laws and under the Related Agreements, Borrower has full right, power, and authority to pledge such Pledged Shares to Lenders, and the pledge contemplated by the Pledge Agreement does not violate or contravene any law, agreement (including the Related Agreements), or order to which Borrower is subject.

     5.3 AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which he is subject.

     5.4 BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

     5.5 LITIGATION. There is no proceeding against Borrower pending or, to the knowledge of Borrower, threatened by or before any court or Governmental Authority in which Borrower is a party in his individual capacity except as disclosed on SCHEDULE 5.5 attached hereto. There are no outstanding judgments against Borrower.

     5.6 (A) RELATED AGREEMENTS. Borrower has delivered to Agent true and correct copies of the Related Agreements, together with any amendments or modifications of any of the Related Agreements. To the best of Borrower's knowledge, the Related Agreements are in full force and effect and have not been terminated. Borrower is not in material default under any of the Related Agreements. Except for the Related Agreements, Borrower is not a party to any agreement, contract, or understanding, and the Pledged Shares (including any Merger Shares issued in exchange for Pledged Shares) are not subject to any agreement, contract, or understanding, in each case which (i) affects Borrower's ownership and control of the Pledged Shares (including any Merger Shares issued in exchange for Pledged Shares), or (ii) the pledge, transfer, or disposition by Borrower of the Pledged Shares (including any Merger Shares issued in exchange for Pledged Shares).

          (B) NO CONFLICTING AGREEMENTS. Assuming Lenders' compliance with the terms of the Waiver Letters, there is no provision of any existing agreement (including the Related Agreements), mortgage, indenture, or contract binding on Borrower or affecting Borrower's property including the Collateral, which would conflict with, in any way prevent or delay, the execution, delivery, or carrying out

                             Page 29 of 112 Pages
of the terms of or violate this Agreement and the other Loan Documents, including Lenders' foreclosure upon or disposition of the Pledged Shares, including any Merger Shares issued in exchange for Pledged Shares. Assuming Lenders' compliance with the terms of the Waiver Letters, Borrower has obtained all consents and approvals (including any consents or approvals required under the Related Agreements and consents of the Federal Communications Commission and other Governmental Authorities) necessary or appropriate to permit or authorize Borrower's pledge of the Pledged Shares (including any Merger Shares issued in exchange for Pledged Shares) and Lenders' foreclosure upon or disposition of Pledged Shares (including any Merger Shares issued in exchange for Pledged Shares).

          (C) CONVERSION. The Malone Call Agreement, the Stockholders Agreement, and the Agreement restrict Borrower's transfer of certain shares of the common stock of TCI. Pursuant to and assuming Lenders' compliance with the terms of the Waiver Letters, the Malone Call Agreement, the Stockholders Agreement, and the Agreement permit Borrower's pledge of the Pledged Shares and Lenders' foreclosure upon, and disposition of, such Pledged Shares.

     5.7 FINANCIAL STATEMENTS. The personal financial statements of Borrower heretofore delivered to Lenders, and dated September 23, 1998, properly reflect Borrower's financial position as of the date thereof, and there has been no material adverse change in Borrower's financial condition since the date of the financial statements. Borrower has good title to all assets reflected on such financial statements, except as disclosed in such financial statements. Borrower has no material indebtedness or liabilities, including guaranties and other contingent liabilities, which are not reflected in such financial statements. To the best of Borrower's knowledge, all factual information furnished by Borrower to Lenders in connection with this Agreement is and will be accurate and complete on the date as of which such information is delivered to Lenders and is not incomplete by the omission of any material fact necessary to make such information not misleading.

     5.8 USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Loan will be used by Borrower solely for the purposes specified in SECTION 2.1(d). If requested by Agent or a Lender, Borrower will from time to time furnish to Agent or Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System. No Advance will be used for any purpose which violates, or is inconsistent with, the Margin Requirements.

     5.9 REPRESENTATIONS AND WARRANTIES. Each Notice of Borrowing (other than a Notice of Borrowing which requests an Advance that would not increase the Principal Debt) shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Potential Default or Event of Default exists, and that all representations and warranties contained in this SECTION 5 or in any other Loan Document are true and correct on and as of the date the requested Advance is to be made.

     5.10 ACQUIRED STOCK. Borrower's acquisition of the Acquired Stock, pursuant to the June Option Agreement, complies with all applicable laws, regulations, agreements (including the Related Agreements), contracts and orders, and is not subject to, and does not require, the consent or approval of any Person.

     5.11 SHARE OWNERSHIP. After giving effect to Borrower's acquisition of the Acquired Stock, Borrower's ownership of the Pledged Shares is accurately described on SCHEDULE 5.11; such SCHEDULE accurately describes the nature of Borrower's ownership of the Pledged Shares, and the interest (if any) of any other Person in, or with respect to, the Pledged Shares. SCHEDULE 5.11 also accurately describes the shares (the "MERGER SHARES") of the capital stock of AT&T Corp. into which the Pledged Shares would be

                             Page 30 of 112 Pages
converted pursuant to the Merger and the expected interest (if any) of any other Person in, or with respect to, the Merger Shares. Borrower's rights to pledge, transfer, or dispose of the Merger Shares will not be restricted by, or subject to, any agreement, contract, or understanding, except, with respect to Merger Shares that consist of High Vote Stock, the Related Agreements. Pursuant to the Merger, the Merger Shares will be issued in a transaction registered under the Securities Act of 1933, as amended.

     5.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Borrower herein shall survive delivery of the Notes and the making of the Loan, and any investigation at any time made by or on behalf of Agent or any Lender shall not diminish Agent's or Lenders' right to rely thereon.

SECTION 6 COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will:

     6.1  FINANCIAL STATEMENTS. Furnish to Agent, or cause to be furnished to
     Agent:

     (a) Annual financial statements of Borrower within 30 days after the anniversary date of the most recent financial statement provided to Agent, in form and substance satisfactory to Agent, and including a listing of all assets and liabilities, a listing of all sources of income, a listing of the uses of income, the amount and sources of contingent liabilities, and identification of joint or community owners as to listed assets.

     (b) A Compliance Certificate for Borrower, concurrently with and dated as of the date of delivery of each financial statement as required by this
     SECTION 6.1, stating: "This financial statement is being submitted to NationsBank, N.A., Agent, for the purpose of obtaining credit and constitutes the true and correct statement of my/our financial condition." The certification must be executed and dated by Borrower.

     (c) Promptly following Agent's reasonable request, which request (whether one or more) may be made from time to time, additional information, reports, and statements respecting the financial condition of Borrower.

     6.2 COMPLIANCE. Maintain Borrower's compliance with all Governmental Requirements applicable to Borrower or to any of Borrower's property, including the Collateral, business operations, and transactions.

     6.3 ADVERSE CONDITIONS OR EVENTS. Promptly advise Agent in writing of (a) any condition, event or act which comes to Borrower's attention that would or might materially adversely affect Borrower's financial condition, the Collateral, or Lenders' rights under the Loan Documents; (b) any litigation filed by or against Borrower which could reasonably be expected to have a Material Adverse Effect; (c) any default under the Loan Documents; and (d) any default under the Related Agreements or any agreement, mortgage, indenture, or contract binding on Borrower which could reasonably be expected to have a Material Adverse Effect, or any such default which affects the Collateral.

     6.4 TAXES AND OTHER OBLIGATIONS. File on a timely basis all tax returns, and pay all of Borrower's taxes and other obligations as the same become due and payable, except to the extent being contested in good faith by appropriate proceedings.

     6.5 TRANSFER OF ASSETS. Not sell, lease, assign, transfer or otherwise dispose of assets, during

                             Page 31 of 112 Pages
the term of this Agreement, having an aggregate value in excess of $300,000,000.

     6.6 LIENS. Not grant, suffer, or permit any Lien on any Collateral, except in favor of Lenders; or take any action (including entering into any agreement or amending any Related Agreement or other agreement) which would adversely affect or impair Lenders' Liens in Collateral or right to dispose of Collateral following an Event of Default; or fail to promptly pay when due all lawful claims, whether for labor, materials, or otherwise.

     6.7 OTHER COVENANTS. Not violate or fail to comply with any covenants or agreements regarding other indebtedness which could reasonably be expected to have a Material Adverse Effect.

     6.8 INDEMNITY BY BORROWER. Indemnify, defend, and hold harmless Agent, each Lender, and their respective directors, officers, agents, attorneys, and employees (individually, an "INDEMNITEE" and collectively, the "INDEMNITEES") from and against any and all loss, liability, damage, judgment, claim, and expense (including attorneys' fees and amounts paid in settlement) to which the Indemnitees may become subject arising out of this Agreement and the other Loan Documents, the business of Borrower, or the use of proceeds of the Loan, other than those which arise by reason of the gross negligence or willful misconduct of Lenders. This indemnification shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

     6.9 REMOVAL OF LEGENDS. In the event Lenders decide to foreclose upon or dispose of the Pledged Shares, use commercially reasonable efforts (subject to the requirements of applicable Law) to assist Lender in expeditiously removing any legends on the Pledged Shares that consist of Low Vote Stock which, in Lenders' sole judgment, would or could delay Lenders' foreclosure upon or disposition of such Pledged Shares.

     6.10 AMENDMENT TO TCI CHARTER. Without the written consent of Lenders, vote against any amendment to TCI's Restated Certificate of Incorporation, as amended, that would modify the conversion rights or adversely affect the other rights of any holder of any Pledged Shares; provided that the foregoing shall not restrict Borrower from voting (a) in accordance with the Voting Agreement (as it may be amended from time to time, so long as such amendment is in accordance with the terms of the Loan Documents), or (b) in favor of amendments to the Restated Certificate of Incorporation relating to a combination of TCI Ventures Group and Liberty Media Group and reclassification of TCI Ventures Group Common Stock into Liberty Media Group Common Stock.

SECTION 7  EVENTS OF DEFAULT.

     7.1 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) Borrower shall fail to pay when due the Obligation or any part thereof; and solely with respect to payments of interest on the Notes, such failure or refusal continues for three Business Days;

          (b) any representation or warranty made under this Agreement, or any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

          (c) default shall occur in the performance of any of the covenants or agreements of

                             Page 32 of 112 Pages

     Borrower contained herein (other than SECTION 7.1(A)), or in any of the other Loan Documents, which default is not remedied within 10 days after written notice thereof to Borrower from Lender; provided, that such 10 day grace period shall not apply to covenants and agreements contained in
     ARTICLE 2, or SECTIONS 6.3, 6.5, or 6.6 of this Agreement, or in the Pledge Agreement, or in the Rule 144 Rider attached to the Pledge Agreement;

          (d) an "Event of Default" under the Pledge Agreement (as defined therein) shall occur;

          (e) default shall occur in the payment of the unpaid balance of, or any installment of principal or interest of, indebtedness of Borrower (other than the Obligation) having an aggregate principal balance exceeding the sum of $1,000,000, or default shall occur in respect of any note or credit agreement relating to any such indebtedness and such default shall continue for more than the period of grace, if any, specified therein the effect of which is to cause, or to permit any holder of such indebtedness to cause (whether or not such holder elects to cause) any of that indebtedness to become due before its stated maturity;

          (f) any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against the Person executing the same in accordance with its terms, shall be terminated, become or be declared ineffective or inoperative or cease to provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be provided thereby;

          (g) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of himself or of all or a substantial part of Borrower's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that Borrower is unable to pay Borrower's debts as they become due or generally not pay Borrower's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Borrower in any bankruptcy, reorganization, or insolvency proceeding, or (vi) take any action for the purpose of effecting any of the foregoing;

          (h) An involuntary proceeding shall be commenced against Borrower seeking bankruptcy or reorganization of Borrower or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of Borrower, or all or substantially all of Borrower's assets, and such proceeding shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, or appointing a receiver, custodian, trustee, liquidator or other similar official of Borrower, or of all or substantially all of Borrower's assets;

          (i) any final judgment(s) for the payment of money in excess of the sum of $1,000,000 in the aggregate shall be rendered against Borrower, and such judgment(s) shall not be satisfied or discharged at least 10 days prior to the date on which any of Borrower's assets could be lawfully sold to satisfy such judgment; or

          (j)  Sixty days after the death of Borrower.

                             Page 33 of 112 Pages

     7.2 Remedies Upon Event of Default. If any Event of Default shall occur, Agent may, at the request of the Required Lenders, without notice, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Agent, at the request of Required Lenders, in their discretion may deem necessary or appropriate: (a) terminate the commitment to lend hereunder, (b) declare the Obligation, or any part thereof, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (c) reduce any claim to judgment, or (d) without notice of default or demand, pursue and enforce any of Agent's or Lenders' rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 7.1(g) or (h) shall occur, the Obligation shall thereupon become due and payable concurrently therewith, and Lenders' obligation to lend shall immediately terminate hereunder, without any further action by Agent or Lenders and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives.

     7.3 Performance by Agent. Should Borrower fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent at its principal office in Dallas, Texas, together with interest thereon at the Maximum Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Agent shall not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents, and none of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Agent the right or power to exercise control over the management and affairs of Borrower.

     7.4 Conversion and Voting Provisions. Neither Lenders nor Agent nor their respective nominees shall sell or dispose of Pledged Shares consisting of High Vote Stock without first having such Pledged Shares converted into Low Vote Stock. If Lenders or Agent or their respective nominees become the record and beneficial owner(s) of Pledged Shares consisting of High Vote Stock and are entitled to vote such Pledged Shares in connection with the Merger, then Lenders or Agent or their respective nominees shall vote such Pledged Shares (a) in the case of any matter covered by the Voting Agreement, in accordance with Borrower's voting obligations under the Voting Agreement or (b) in the case of any other matter, in the manner recommended by the Board of Directors of TCI.

SECTION 8  THE AGENT.

     8.1  The Agent.

     (a) Appointment. Each Lender appoints Agent (including each successor Agent in accordance with this Section 8) as its nominee and agent to act in its name and on its behalf (and Agent and each such successor accepts that appointment): (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any Collateral, for the benefit of

                             Page 34 of 112 Pages

Lenders; (vi) to promptly distribute to it all financial statements, compliance certificates, notices received hereunder, and other items specifically required to be delivered to it hereunder, and, upon request, such other material information, requests, documents, and items received under the Loan Documents;
(vii) to promptly distribute to it its Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of Collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Governmental Requirement.

     (b) Successor. Agent may assign all of its rights and obligations as Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Agent under the Loan Documents. Agent may also voluntarily resign by notice to Borrower and Lenders, and shall resign upon the request of the Required Lenders for cause. If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of the Required Lenders), then the Required Lenders shall (which, if no Potential Default or Event of Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Agent from among Lenders (other than the resigning Agent). If the Required Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or the Required Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent (which, if no Potential Default or Event of Default exists, is subject to Borrower's approval that may not be unreasonably withheld), which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P. Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the rights, duties, and responsibilities of the prior Agent, and the prior Agent is discharged from its duties and obligations of the Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Documents, the provisions of this Section inure to its benefit as to any actions taken or not taken by it while it was the Agent under the Loan Documents.

     (c) Rights as Lender. Agent, in its capacity as a Lender, has the same rights under the Loan Documents as any other Lender and may exercise those rights as if it were not acting as an Agent. The term "Lender," unless the context otherwise indicates, includes the Agent. Agent's resignation or removal does not impair or otherwise affect any rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree Agent is not a fiduciary for Lenders or for Borrower but is simply acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents, and that Agent in its capacity as a Lender has the same rights as any other Lender.

     (d) Other Activities. Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the rights of Lenders specifically set forth in the Loan Documents, neither Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by

                             Page 35 of 112 Pages
or included in the Loan Documents, any present or future offset exercised by Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

     (e) Additional Pledged Shares. The Pledge Agreement contemplates that, under certain circumstances, Borrower may provide additional, or substituted, Collateral as security for the Obligation. Without the prior written or oral approval of (i) Lenders whose aggregate Pro Rata Parts equal at least 67% of the Commitment, for Collateral in the categories described in Section 6.B. clauses i, ii, iii, and iv of the Pledge Agreement, and (ii) all Lenders, for Collateral in the category described in Section 6.B. clause v of the Pledge Agreement, Agent shall not approve as satisfactory additional or substitute Collateral, unless such Collateral consists of shares of common stock of the same series and issue as the Collateral. This paragraph (e) shall not prevent Borrower's pledge, or Agent's acceptance, of shares of Permitted Classes. Each Lender authorizes and directs Agent, without further consent or request of Lenders, to take such actions (including release of Collateral) as may reasonably be required to tender Pledged Shares in compliance with Section 6.D.ii of the Pledge Agreement.

     8.2 Expenses. Should Agent commence any proceeding or in any way seek to enforce its rights under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure, or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Part) of the reasonable costs and/or expenses of any such enforcement or acquisition, including fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees, and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Part) of all reasonable costs and expenses incurred by Agent (including reasonable attorneys' fees and expenses) if Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any Lien in any of the Collateral, or to enforce any rights of Agent or any of Borrower's obligations under any of the Loan Documents, but not with respect to any dispute between Agent and any other Lender(s). Any loss of principal and interest resulting from any Potential Default or Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Parts. It is understood and agreed that if Agent determines that it is necessary to engage counsel for Lenders from and after the occurrence of a Potential Default or an Event of Default, then said counsel shall be selected by Agent and written notice of the same shall be delivered to Lenders.

     8.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

     8.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any

                             Page 36 of 112 Pages
of their rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their rights under the Loan Documents by or through their respective officers, agents, or other representatives. Agent, Lenders, and their respective officers, agents, or other representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this clause (a) permits Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Potential Default or Event of Default unless a responsible officer of Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

     8.5  Limitation of Agent's Liability.

     (a) Exculpation. Neither Agent nor any of its Affiliates or their respective officers, agents, or other representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its Affiliates or their respective officers, agents, or other representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

     (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from Lenders, or the Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, then Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its officers, agents, or other representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

     (c) Reliance. Agent is not responsible to any Lender or any participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of Borrower and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by Agent) or furnished thereunder or in connection therewith,
(iv) the adequacy of any Collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the

                             Page 37 of 112 Pages

Collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS OFFICERS, AGENTS, AND OTHER REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA PART) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF SUCH AGENT AND ITS OFFICERS, AGENTS OR OTHER REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY BORROWER; THE FOREGOING INDEMNIFICATION OF AGENT AND ITS OFFICERS, AGENTS, AND OTHER REPRESENTATIVES INCLUDES THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, BUT AGENT AND ITS OFFICERS, AGENTS, AND OTHER REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

     8.6 Default. While an Event of Default exists, Lenders agree to promptly confer in order that the Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of Lenders. Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Required Lenders or all Lenders, as the case may be. In actions with respect to any of Borrower's property, Agent is acting for the ratable benefit of each Lender.

     8.7  Collateral Matters.

     (a) Each Lender authorizes and directs Agent to enter into the Loan Documents and agrees that any action taken by Agent concerning any Collateral (with the consent or at the request of the Required Lenders) in accordance with any Loan Document, that Agent's exercise (with the consent or at the request of the Required Lenders) of powers concerning the Collateral in any Loan Document, and that all other reasonably incidental powers are authorized and binding upon all Lenders.

     (b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Potential Default or Event of Default, to take any action with respect to any Collateral or Loan Documents related to Collateral that may be necessary to perfect and maintain Agent's Liens in the Collateral.

     (c) Except to use the same standard of care that it ordinarily uses for collateral for its sole benefit, Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

     (d) Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Documents as it normally and customarily exercises in respect of similar collateral and security documents.

     8.8 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any

                             Page 38 of 112 Pages

Participant.

     8.9 Relationship of Lenders. The Loan Documents do not create a partnership or joint venture among Agent and Lenders or among Lenders.

     8.10 Benefits of Agreement. None of the provisions of this Section inure to the benefit of Borrower or any other Person except Agent and Lenders. Therefore, neither Borrower nor any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of Agent or any Lender to comply with these provisions.

SECTION 9  MISCELLANEOUS.

     9.1 Accounting Reports. All financial reports or projections furnished by any Person to Agent and Lenders pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to Agent and shall be prepared on the same basis as those prepared by such Person in prior years .

     9.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Agent or Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Agent and Lenders under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of any Loan Document, nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar, or other instances without such notice or demand.

     9.3 Payment of Expenses. Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents including the reasonable legal fees and expenses of legal counsel for Agent; (b) all reasonable costs and expenses of Agent in connection with any and all amendments, modifications, renewals, extension, and supplements of any of the Loan Documents; (c) all reasonable costs and expenses of Agent and Lenders in connection with any Event of Default and the enforcement of this Agreement or any other Loan Document, including the fees and expenses of legal counsel for Agent and Lenders; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document; and (f) all other reasonable costs and expenses incurred by Agent in connection with this Agreement or any other Loan Document.

     9.4 Notices. Any communications required or permitted to be given by any of the Loan Documents must be (a) in writing and personally delivered or mailed by prepaid certified or registered mail or by reputable overnight courier, or (b) made by facsimile transmission delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party shown opposite its name on the signature pages hereof. Any such communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or, if transmitted by facsimile transmission, on the day that such communication is transmitted as aforesaid subject to telephone confirmation of receipt; provided, however, that any notice received by Agent after 1:00 p.m. Dallas, Texas time on any day from Borrower pursuant to Section 2.2 or 2.3 (with respect to a Notice of

                             Page 39 of 112 Pages

Borrowing) shall be deemed for the purposes of such section to have been given by Borrower on the next succeeding day, or if mailed, on the third day after it is marked as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this
Section 9.4.

     9.5 Governing Law. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement, and interpretation of this Agreement, the Notes, and all of the other Loan Documents.

     9.6 Choice of Forum; Consent to Service of Process and Jurisdiction. Any suit, action, or proceeding against Borrower with respect to this Agreement, the Notes, or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas, as Agent and Lenders in their sole discretion may elect and Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding .

     9.7 Invalid Provisions. Any provision of any Loan Document held by a court of competent jurisdiction to be illegal, invalid, or unenforceable shall not invalidate the remaining provisions of such Loan Document, which shall remain in full force, and the effect thereof shall be confined to the provision held invalid or illegal.

     9.8 Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, neither Agent nor any Lender shall ever be entitled to receive, collect, or apply as interest on the Notes any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Agent or any Lender ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal, and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium, rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note; provided that, if the Notes are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Agent and Lenders shall refund to Borrower the amount of such excess, or credit the amount of such excess against the principal amount of the Notes, and, in such event, Agent and Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Rate.

     9.9 Nonliability of Lenders. The relationship between Borrower and Lenders is, and shall at all times remain, solely that of Borrower and Lenders, and Lenders have no fiduciary or other special relationship with Borrower.

     9.10 Article 15.10(b). Borrower, Agent, and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Art. 5069-15.01 et seq. of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to the Loan Documents.

                             Page 40 of 112 Pages

     9.11 Successors and Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and all Lenders. Any purported assignment or transfer in contravention of this Section shall be null and void. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and
(v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Lender, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or
(D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Lender.

     (b) Borrower and Lenders agree that any Lender (an "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a portion of all, of its rights and obligations under this Agreement and the other Loan Documents (including its Commitment and Advances) (each an "Assignee"); provided, however, that (i) unless Borrower has consented in writing, such consent not to be unreasonably withheld, the amount of the remaining Commitment of any Assigning Lender that is also an Agent or Co-Agent shall in no event be less than $60,000,000, (ii) the parties to each such assignment shall execute and deliver to Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,000; and (iii) Agent and Borrower consent to the assignment (and with respect to Borrower, Borrower furnishes written evidence of its consent to Agent), which consent shall not be unreasonably withheld. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by Agent, (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Lender that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto).

     (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender and its Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant

                             Page 41 of 112 Pages
thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to Borrower of its obligations under the Loan Documents; (iii) the Assignee confirms that it has received copies of the Loan Documents, together with copies of the financial statements referred to in
Section 5.7 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the Assignee will, independently and without reliance upon Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) the Assignee confirms that it is an Eligible Assignee; (vi) the Assignee appoints and authorizes Agent to take such action as Agent on its behalf and exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     (d) Agent shall maintain at its principal office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent, and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee (or other assignee permitted hereunder), together with any Note subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and
(iii) give prompt written notice thereof to Borrower. Within five Business Days after its receipt of such notice, Borrower shall execute and deliver to Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee (or other assignee permitted hereunder) in an amount equal to the portion of the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Lender has retained a portion of the Commitments, a new Note to the order of the Assigning Lender in an amount equal to the portion of the Commitments retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit B.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or participant or proposed Assignee or participant, any information relating to Borrower furnished to such, Lender by or on behalf of Borrower, subject to the confidentiality requirements in Section 9.19.

     (g) Notwithstanding any other term of this Agreement to the contrary, any Lender may (without requesting the consent of either Agent or Borrower) pledge its Note to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     (h) Notwithstanding any other term of this Agreement to the contrary, any Lender may assign

                             Page 42 of 112 Pages
all, or a portion of all, of its rights and obligations under this Agreement and the other Loan Documents (including its Commitment and Advances) to an Affiliate of such Lender or any other Lender, provided that:

          (i) such assignor Lender has obtained the written consent of Agent (which consent shall not be unreasonably delayed or withheld) if the effect of such assignment or delegation shall entitle such Affiliate or other Lender to claim compensation from Borrower pursuant to Section 2.6 and Exhibit D; and

          (ii) in every other case, such assignor Lender has furnished notice to, but not obtained the consent of, Agent.

     9.12 Entirety. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO, AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH BORROWER IS A PARTY MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING, SIGNED BY THE PARTIES HERETO.

     9.13 Headings. Section headings are for convenience of reference only, and shall in no way affect the interpretation of this Agreement.

     9.14 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Note and the making of the Loan.

     9.15 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of Lenders and Borrower, do any of the following: (a) increase Commitments of Lenders or subject Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable to Lenders (but not Agent) hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable to Agent or Lenders hereunder; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Section 2.1(c), this Section 9.15, or Section 6 of the Pledge Agreement; or (f) release any portion of the Collateral, except in accordance with the relevant Loan Document. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Section 8 without the prior written consent of Agent.

     9.16 No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall any Loan Document or any course of conduct by any party hereto be construed to make or render Agent or Lenders, or any of their officers, directors, agents, or employees

                             Page 43 of 112 Pages
liable (i) to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or (ii) for debts or claims accruing to any such Persons against Borrower.

     9.17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     9.18 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     9.19  Confidentiality; No Publication.  Subject to Sections 9.11 and
9.16, Agent and Lenders (a) shall hold all nonpublic information (the "nonpublic information") obtained pursuant to the requirements of this Agreement in confidence in accordance with Agent's and Lenders' customary procedures for handling confidential information of this nature, and in accordance with safe and sound banking practices; (b) will limit access to the nonpublic information to any Affiliate, agent, officer, director, employee, advisor, attorney, or representative who needs to know such information for purposes of evaluating the information or administering the transactions contemplated by this Agreement;
(c) will not make any public announcement or issue any press release or issue
(i) a description of the transactions contemplated by this Agreement, or (ii) a statement of the consummation of such transactions, in each case in a manner which reveals the identity of Borrower; and (d) will not provide any nonpublic information with respect to the transaction contemplated by this Agreement to any other Person (including Gold Sheets Loan Pricing Corp. or the publishers of trade publications which disseminate such information) which could reasonably be expected to result in revealing that Borrower has entered into the transactions contemplated by this Agreement; provided, however, that Agent or Lenders may make any disclosure thereof as is reasonably required by a bona fide potential assignee or participant, as required by any law, rule, or regulation, as required or requested by any Governmental Authority, any auditor of Agent or any Lender in connection with its auditing function, or representative thereof, or pursuant to legal process, or as may be necessary in order to properly enforce Agent's or Lenders' rights and remedies following an Event of Default.

     9.20 Arbitration. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S. D/B/A ENDISPUTE, INC. ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES, IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                             Page 44 of 112 Pages

          (a) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN A LOCATION MUTUALLY AGREEABLE TO AGENT AND BORROWER (AND FAILING AGREEMENT, IN NEW YORK, NEW YORK) AND ADMINISTERED BY J.A.M.S., WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          (b) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (ii) BE A WAIVER BY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. (S) 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
     TO) SET-OFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING, OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT AGENT'S OR LENDERS' OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES, NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL, CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

    [Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

                             Page 45 of 112 Pages

                 SIGNATURE PAGES TO REVOLVING CREDIT AGREEMENT
                    DATED AS OF OCTOBER 9, 1998, EXECUTED BY
                       JOHN C. MALONE, NATIONSBANK, N.A.,
                   AS AGENT FOR THE LENDERS DEFINED THEREIN,
                     SOCIETE GENERALE AND TORONTO DOMINION
             SECURITIES (USA), INC., AS CO-AGENTS, AND THE LENDERS


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Address for Notice:

Terrace Tower II
5619 DTC Parkway                   /s/ John C. Malone
Englewood, Colorado 80111          ----------------------------------
                                   JOHN C. MALONE



STATE OF COLORADO  (S)
                   (S)
COUNTY OF ARAPAHOE (S)


     Before me, a Notary Public, on this day personally appeared JOHN C. MALONE, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of office this 9th day of October, 1998.


                                          Notary Public Signature

(PERSONALIZED SEAL)
                                          /s/ Debra A. Watkins
                                          ---------------------------


                             Page 46 of 112 Pages

                 SIGNATURE PAGES TO REVOLVING CREDIT AGREEMENT
                    DATED AS OF OCTOBER 9, 1998, EXECUTED BY
                       JOHN C. MALONE, NATIONSBANK, N.A.,
                   AS AGENT FOR THE LENDERS DEFINED THEREIN,
                     SOCIETE GENERALE AND TORONTO DOMINION
             SECURITIES (USA), INC., AS CO-AGENTS, AND THE LENDERS


Address for Notice:                  NATIONSBANK, N.A., as Agent and as a Lender

901 Main Street, 19th Floor          By:  /s/ Langford Keith, III
P.O. Box 831000                           ------------------------------
Dallas, Texas  75283-1000                 Langford Keith, III
Attn.: Langford Keith, III                Senior Vice President
Telecopy No.:  (214) 508-1997
                                          Commitment:  $205,000,000

Applicable Lending Office
for Prime Rate Advances:

901 Main Street, 19th Floor
P.O. Box 832409
Dallas, Texas  75283-1000

Applicable Lending Office
for Eurodollar Advances:

901 Main Street, 19th Floor
P.O. Box 832409
Dallas, Texas  75283-1000



                             Page 47 of 112 Pages

                 SIGNATURE PAGES TO REVOLVING CREDIT AGREEMENT
                    DATED AS OF OCTOBER 9, 1998, EXECUTED BY
                       JOHN C. MALONE, NATIONSBANK, N.A.,
                   AS AGENT FOR THE LENDERS DEFINED THEREIN,
                     SOCIETE GENERALE AND TORONTO DOMINION
             SECURITIES (USA), INC., AS CO-AGENTS, AND THE LENDERS


Address for Notice:                     TORONTO DOMINION SECURITIES (USA), INC.
as                                      Co-Agent
c/o The Toronto-Dominion Bank
31 West 52nd Street
New York, New York 10019                By:/s/ Michael Bandzierz
Attn: Haresh Sheth                         ---------------------------
Telecopy: (212) 262-1928                     Name: Michael Bandzierz
                                                  --------------------
                                             Title: Managing Director
                                                   -------------------

                                        Commitment:  $0.00

Address for Notice:                     TORONTO DOMINION (TEXAS), INC.,
                                        as a Lender
c/o The Toronto-Dominion Bank
31 West 52nd Street
New York, New York 10019                By:/s/ Jimmy Simien
Attn: Haresh Sheth                         ---------------------------
Telecopy: (212) 262-1928                     Name: Jimmy Simien
                                                  --------------------
                                             Title: Vice President
                                                   -------------------


Applicable Lending Office for           Commitment:  $70,000,000
Prime Rate Advances:

The Toronto-Dominion Bank
909 Fannin, Suite 1700
Houston, Texas 77010

Applicable Lending Office for
Eurodollar Advances:

The Toronto-Dominion Bank
909 Fannin, Suite 1700
Houston, Texas 77010



                             Page 48 of 112 Pages

                 SIGNATURE PAGES TO REVOLVING CREDIT AGREEMENT
                    DATED AS OF OCTOBER 9, 1998, EXECUTED BY
                       JOHN C. MALONE, NATIONSBANK, N.A.,
                   AS AGENT FOR THE LENDERS DEFINED THEREIN,
                     SOCIETE GENERALE AND TORONTO DOMINION
             SECURITIES (USA), INC., AS CO-AGENTS, AND THE LENDERS


Address for Notice:                          SOCIETE GENERALE,
                                             as Co-Agent and as a Lender
Societe Generale
1221 Avenue of the Americas                  By:/s/ Mark Vigil
12th Floor                                      ---------------------
New York, NY 10020                           Name: Mark Vigil
Attn.: Mark Vigil                                 -------------------
Telecopy: (212)279-6240                      Title: Director
                                                   ------------------

                                             Commitment:  $70,000,000
Applicable Lending Office
for Prime Rate Advances:

Societe Generale
1221 Avenue of the Americas
12th Floor
New York, NY 10020

Applicable Lending Office
for Eurodollar Advances:

Societe Generale
1221 Avenue of the Americas
12th Floor
New York, NY 10020


                             Page 49 of 112 Pages

                             SCHEDULES AND EXHIBITS



Exhibit A - Form of Assignment and Acceptance
Exhibit B - Form of Revolving Credit Note
Exhibit C - Form of Notice of Borrowing
Exhibit D - Eurodollar Requirements


Schedule 4.1 - Closing List
Schedule 5.2 - Initial Collateral
Schedule 5.5 - Litigation
Schedule 5.11 - Share Ownership



                             Page 50 of 112 Pages

                                   EXHIBIT A

                       FORM OF ASSIGNMENT AND ACCEPTANCE
                       ---------------------------------

     This Assignment and Acceptance (the "ASSIGNMENT AND ACCEPTANCE") is made as of ______________, 199___ (the "EFFECTIVE DATE"), between
("ASSIGNOR") and              ("ASSIGNEE").

     Reference is made to that certain Revolving Credit Agreement dated as of October 9, 1998 (the "CREDIT AGREEMENT") among John C. Malone ("BORROWER"), certain Lenders defined therein (the "LENDERS"), NationsBank, N.A., a national banking association, as Agent for the Lenders, and Toronto Dominion Securities
(USA), Inc., and Societe Generale as Co-Agents for the Lenders. This Assignment and Acceptance is executed and delivered pursuant to, and as contemplated in, the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     Assignor and Assignee hereby covenant and agree as follows:

     1.   Assignor hereby sells and assigns to Assignee, and Assignee hereby
purchases and assumes from Assignor, $        of Assignor's Commitment and
Principal Debt, representing a Pro Rata Part of the Commitments and Principal
Debt of    % as of the Effective Date.  The foregoing interest for all events and circumstances shall be deemed such Assignee's Pro Rata Part (in addition to any other Pro Rata Part of Assignee, if any) in the Commitments, the Principal Debt, the Loan Documents, and all payments made to or received from Borrower pursuant to the Loan Documents and is subject to the terms and conditions provided in the Loan Documents.

     2. Assignor hereby (a) represents and warrants to Assignee that Assignor is the legal and beneficial owner of the Pro Rata Part being assigned by it hereunder and such interest is free and clear of any adverse claim, and (b) represents and warrants that as of the date hereof the Pro Rata Part in the
Commitments and the Principal Debt being assigned hereunder is          %
without giving effect to assignments that are not yet effective.

     3. Assignee hereby confirms and acknowledges that, except as specifically set forth herein, Assignor: (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents, or any other instrument or document furnished pursuant thereto; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other person or entity which is a party to any of the Loan Documents (collectively, "Other Party"); and (c) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by Borrower or any Other Party of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto.

     4. Assignee hereby: (a) confirms that it has received a copy of the Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon Assignor or any other counterparty and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.



                             Page 51 of 112 Pages

     5. Assignee hereby: (a) appoints and authorizes Agent under the Loan Documents to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms of the Loan Documents; and (b) agrees with Assignor for the benefit of Agent and Borrower that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a counterparty (including the obligation to make payments pursuant to the Loan Documents) and that it shall be liable directly to Assignor, Agent, Borrower, and, as provided in the Credit Agreement, to each Lender for the performance of such obligations.

     6. If Assignee is organized under the laws of a jurisdiction outside the United States, it hereby represents and agrees that it has delivered or will within three days after the date of the execution of this Agreement deliver to Assignor and the Agent completed and signed copies of any forms that may be required by the United States Internal Revenue Service in order to certify Assignee's exemption from United States withholding taxes with respect to any payment or distributions made or to be made to Assignee with respect to the Loan Documents.

     7. As of the Effective Date, (a) Assignee shall be a party to the Loan Documents and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a counterparty thereunder, and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations in the Loan Documents with respect to the Pro Rata Part being assigned hereunder.

     8. Assignee hereby represents and warrants as of the Effective Date: (a) Assignee has all necessary corporate power and authority to purchase and own the interest being assigned to it hereunder, and has all necessary corporate power and authority to perform all its obligations with respect to this Assignment and Acceptance; (b) the execution and delivery of this Assignment and Acceptance and all other instruments and documents executed in connection herewith have been duly authorized by all requisite corporate action of Assignee; and (c) no approval, authorization, order, license, or consent of, or registration or filing with, any Governmental Authority or other person is required in connection with this Assignment and Acceptance.

     9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the conflict of laws principles thereof.

     10. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11. Assignee's address for notices and payments under the Agreement and this Assignment and Acceptance are set forth in Schedule 1 attached hereto and made a part hereof. Assignee may by notice in accordance with the Credit Agreement to Assignor, the Agent, and Borrower change the address or telex number or facsimile number at which notices, communications, and payments are to be given to it.


    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]



                             Page 52 of 112 Pages

              SIGNATURE PAGE TO FORM OF ASSIGNMENT AND ACCEPTANCE
                 DATED AS OF _____________, 1998, EXECUTED BY
                   ___________________________, AS ASSIGNOR,
                     AND ___________________, AS ASSIGNEE



                                             ASSIGNOR:


                                             By:
                                             Name:
                                             Title:



                                             ASSIGNEE:


                                             By:
                                             Name:
                                             Title:


ACCEPTED BY AGENT
THIS _____ DAY OF ___________________


AGENT:

NATIONSBANK, N.A.

By:
     Name:
     Title:



                             Page 53 of 112 Pages

                                  SCHEDULE 1

                                      TO

                           ASSIGNMENT AND ACCEPTANCE

                 ADDRESS FOR NOTICES AND ACCOUNTS FOR PAYMENTS


Address:



Account for Payments:
Account No.:
Attention:
Reference:
Depositary:



Applicable Lending
Office - Prime Rate
Advances:



Applicable Lending
Office - Eurodollar
Advances:



                             Page 54 of 112 Pages

                                   EXHIBIT B


                         FORM OF REVOLVING CREDIT NOTE
                         -----------------------------

                                JOHN C.  MALONE

$___________________              Dallas, Texas                 October 9, 1998


     1. FOR VALUE RECEIVED, JOHN C. MALONE ("MAKER"), hereby unconditionally promises to pay to the order of ____________________________ ("PAYEE"), at the address reflected on the signature page of the Loan Agreement (as defined below), the sum of $ ___________________________ (or, if less, so much thereof as may be advanced and is outstanding), in lawful money of the United States of America.

     2. This Revolving Credit Note (this "NOTE") has been executed and delivered pursuant to the Revolving Credit Agreement (as renewed, extended, amended, or restated, the "LOAN AGREEMENT") dated as of the date hereof, between Maker, Payee, certain other "Lenders," and NationsBank, N.A. as "Agent" for Lenders, and is the "NOTE" referred to therein. Capitalized terms not defined herein shall have the meaning assigned to those terms in the Loan Agreement. The holder of this Note is entitled to the benefits provided in the Loan Agreement. Reference is hereby made to the Loan Agreement for a statement of (i) the obligation of Payee to advance funds hereunder, (ii) the prepayment rights and obligations of Maker, and (iii) the events on which the maturity of this Note may be accelerated.

     3.   The unpaid principal amount of, and accrued unpaid interest on, this
Note is payable in accordance with the Loan Agreement, but not later than the Termination Date.

     4. The unpaid principal balance advanced and outstanding hereunder shall bear interest from the date of Advance until maturity at the rate per annum provided in the Loan Agreement. The interest rate specified in this section is subject to adjustment under the circumstances described in the Loan Agreement. Interest shall be computed in the manner provided in the Loan Agreement.

     5. Notwithstanding any provision contained in this Note or any other document executed or delivered in connection with this Note or in connection with the Loan Agreement, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if Payee ever receives, collects, or applies as interest any such excess, then the amount that would be excessive interest shall be applied to reduce the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full by that application, then any remaining excess shall promptly be paid to Maker. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout that term.

     6. If the principal of, or any installment of interest on, this Note becomes due and payable on a day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day. If this Note, or any installment or payment due hereunder, is not paid when due, whether at



                             Page 55 of 112 Pages
maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other court, whether before or after maturity, then Maker shall pay all costs of collection, including attorney's fees incurred by the holder of this Note. All past due principal of, and to the extent permitted by applicable law, interest on this Note shall bear interest until paid at the rate provided in the Loan Agreement.

     7. Maker and all sureties, endorsers, guarantors, and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions, and covenants, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

     8. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of this Note.

                                        MAKER:


                                        John C.  Malone



                             Page 56 of 112 Pages

                                   EXHIBIT C

                              NOTICE OF BORROWING
                              -------------------

     1. SUBMISSION PURSUANT TO CREDIT AGREEMENT. This Notice of Borrowing is executed and delivered by John C. Malone ("BORROWER"), to NationsBank, N.A., as Agent (the "AGENT"), pursuant to SECTION 2.3 of the Revolving Credit Agreement (the "AGREEMENT") dated as of October 9, 1998, between Borrower, certain Lenders defined therein (the "LENDERS"), NationsBank, N.A., a national banking association, as Agent for the Lenders, and Toronto Dominion Securities (USA), Inc., and Societe Generale as Co-Agents for the Lenders. Any capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

     2. REQUEST FOR ADVANCE. Borrower hereby requests that Lenders make an Advance to Borrower pursuant to the Agreement as follows:

          A.   PRIME RATE BORROWING.

               (i)   Amount of Prime Rate Borrowing:

                                   [_]  Borrowing

                                   [_]  Rollover/Conversion

               (ii) Date of Borrowing or Rollover/Conversion of Existing Borrowing:

          B.   EURODOLLAR BORROWING.

               (i)   Amount of Eurodollar Borrowing:

                                   [_]  Borrowing

                                   [_]  Rollover/Conversion

               (ii) Date of Borrowing or Rollover/Conversion of Existing Borrowing:

               (iii) Interest Period:                                day/months
                     (one, two, three, four, or six months).

     3. Representations, Warranties and Certifications. Borrower hereby represents, warrants, and certifies to Agent and Lenders that, as of the date of the Advance requested herein:

          (a)  there exists no Potential Default or Event of Default;

          (b) the Borrower has performed and complied with all agreements and conditions



                             Page 57 of 112 Pages
               contained in the Agreement that are required to be performed or complied with by the Borrower; and

          (c) the representations and warranties of a continuing nature contained in the Agreement and each of the other Loan Documents are true and correct in all material respects (except to the extent that they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by the Credit Agreement), with the same force and effect as though made on and as of the date of the Advance.


     4. PROCEEDS OF BORROWING. Agent is authorized to deposit the proceeds of the Advance requested hereby, other than an Advance constituting a rollover or conversion of an existing Advance, to:

     5. EXECUTION AUTHORIZED. This Notice of Borrowing is executed on ________, 19__ . The undersigned hereby certifies the accuracy of the foregoing.


                                           John C. Malone



                             Page 58 of 112 Pages

                                   EXHIBIT D

                              EURODOLLAR ADVANCES
                              -------------------

     (a) INADEQUACY OF EURODOLLAR PRICING. If with respect to an Interest Period for any Eurodollar Advance:

          (i) Agent determines that the basis for determining the Eurodollar Rate is not available; or

          (ii) a Lender reasonably determines that the Eurodollar Rate as determined by Agent will not adequately and fairly reflect the cost to such Lender of maintaining or funding the Eurodollar Advance for such Interest Period;

then (A) in the case of (i), Agent shall forthwith give notice thereof to Borrower and Lenders of that determination (which is presumed to be correct in the absence of manifest error), all Advances shall be Prime Rate Advances, and until Agent notifies Borrower and Lenders that such circumstances no longer exist, Lenders' commitments under this Agreement to make, or convert to, Eurodollar Advances shall be suspended, and (B) in the case of (ii), such Lender shall forthwith give notice thereof to Agent and Borrower, the obligation of such Lender to make Eurodollar Advances shall be suspended, Borrower shall, at its option, either (I) repay in full the then-outstanding principal amount of all Eurodollar Advances, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Advances, or
(II) convert such Eurodollar Advances to Prime Rate Advances in accordance with
Section 2.3(c) of this Agreement on the last day of the then-current Interest Period applicable to each such Eurodollar Advance, and until such Lender notifies Agent and Borrower that such circumstances no longer exist, such Lender's commitment under this Agreement to make, or convert to, Eurodollar Advances shall be suspended.

     (b) ILLEGALITY OF EURODOLLAR ADVANCES. If, after the date of this Agreement, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Advances, then such Lender shall forthwith give notice thereof to Agent and Borrower. Before giving any notice pursuant to this subsection, such Lender shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to any non-trivial extent to such Lender (as determined in good faith by such Lender). Upon receipt of such notice, Borrower shall either (i) repay in full the then-outstanding principal amount of any of such Lender's Eurodollar Advances, together with accrued interest thereon, or (ii) convert such Lender's Eurodollar Advances to Prime Rate Advances, on either (A) the last day of the then current Interest Period applicable to such Eurodollar Advance, if such Lender may lawfully continue to maintain and fund such Eurodollar Advance to such day, or
(B) immediately, if such Lender may not lawfully continue to fund and maintain such Eurodollar Advance to such day.

     (c) INCREASED COSTS FOR EURODOLLAR ADVANCES. If, after the date hereof, any Governmental Authority, central bank, or other comparable authority, shall at any time impose, modify, or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, and any reserve requirement included in the Eurodollar Reserve Requirement), special deposit or



                             Page 59 of 112 Pages
similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender, or shall impose on any Lender (or its Applicable Lending Office) or the interbank Eurodollar market any other condition affecting its Eurodollar Advances, the Notes or such Lender's obligation to make Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement, or under such Lender's Note, by an amount deemed by such Lender to be material, then, within five days after demand by such Lender, Borrower shall pay to Agent, for the account of such Lender, such additional amount or amounts as will compensate such Lender for such increased reserve, cost or reduction. Such Lender will (i) notify Agent and Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section, as promptly as practicable (but in any event within 120 days) after such Lender obtains actual knowledge of such event, and Borrower shall not be liable for any such increased costs that accrue between the date such notification is required to be given and the date it was actually given, and
(ii) use good faith and reasonable efforts to designate an Applicable Lending Office for Eurodollar Advances of such Lender, if such designation will avoid the need for, or reduce the amount of, such compensation, and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation to so designate a lending office located in the United States of America). A certificate of such Lender claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumed to be correct in the absence of manifest error. If a Lender demands compensation under this Section, then Borrower may at any time, upon at least five Business Days' prior notice to such Lender and Agent, either (i) repay in full the then outstanding Eurodollar Advances to such Lender, together with accrued interest thereon to the date of prepayment, or (ii) convert such Eurodollar Advances to Prime Rate Advances in accordance with the provisions of this Agreement; provided, however, that Borrower shall be liable for any Funding Loss arising pursuant to such actions.

     (d) EFFECT ON PRIME RATE ADVANCES. If notice has been given pursuant to PARAGRAPH (A) or (B) above, requiring the Eurodollar Advances to be repaid or converted, then unless and until Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Advances shall be Prime Rate Advances. If Agent notifies Borrower that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select Advances to be Eurodollar Advances in accordance with Section 2.2(c) of this Agreement.

     (e) FUNDING LOSSES. Borrower shall indemnify Agent and each Lender against any loss or reasonable expense (such loss or expense is referred to herein as a "FUNDING LOSS," such term including any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or reemploying deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Advance) which Agent or any Lender may sustain or incur as a consequence of (i) any failure by Borrower to fulfill on the date of any Advance hereunder the applicable conditions set forth in SECTION 4, (ii) any failure by Borrower to borrow hereunder or to convert Advances hereunder after a Notice of Borrowing has been given, (iii) any payment, prepayment, or conversion of a Eurodollar Advance required or permitted by any other provisions of this Agreement, including payments made due to the acceleration of the maturity of Advances pursuant to SECTION 7.2, or otherwise made on a date other than the last day of the applicable Interest Period other than pursuant to SECTION
(A)(II) of this Exhibit, (iv) any default in the payment or prepayment of the principal amount of any Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of an Event of Default. The term "FUNDING LOSS" includes an amount equal to the excess, if any, as determined by Agent or any Lender of (A) its cost of obtaining the funds for the Advance being paid, prepaid, or converted or not borrowed or converted (based on the Adjusted Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, or conversion or failure to



                             Page 60 of 112 Pages
borrow or convert to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow or convert, the Interest Period for the Advance which would have commenced on the date of such failure to borrow or convert) over (B) the amount of interest (as estimated by Agent or such Lender) that would be realized by Agent or such Lender in reemploying the funds so paid, prepaid, or converted or not borrowed or converted for such period or Interest Period, as the case may be. A certificate of Agent or such Lender setting forth any amount or amounts which Agent or such Lender is entitled to receive pursuant to this PARAGRAPH (E), together with a description in reasonable detail of the manner in which such amounts have been calculated, shall be delivered to Borrower and shall be presumed to be correct in the absence of manifest error. Borrower shall pay to Agent, for itself or for the account of any such Lender, the amount shown as due on any certificate within five days after its receipt of the same. Notwithstanding the foregoing, in no event shall Lender be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate.


                             Page 61 of 112 Pages

                                 SCHEDULE 4.1

                              CLOSING CONDITIONS
                              ------------------

                  Unless otherwise specified, all dated as of
                 October 9, 1998, or a date (a "Current Date")
                    within 30 days before the Closing Date.


H&B       1.   REVOLVING CREDIT AGREEMENT (the "LOAN AGREEMENT") dated as of
               October 9, 1998, between JOHN C. MALONE, ("BORROWER"), certain
               Lenders defined therein (the "LENDERS"), NATIONSBANK, N.A., as
               Agent for the Lenders, and TORONTO DOMINION SECURITIES (USA),
               INC., and SOCIETE GENERALE as Co-Agents for the Lenders -- all the terms of which are incorporated and which have the same meanings when used in this schedule -- to which must be attached:

                    Exhibit A - Form of Assignment and Acceptance
                    Exhibit B - Form of Revolving Credit Note
                    Exhibit C - Form of Notice of Borrowing
                    Exhibit D - Eurodollar Requirements

                    Schedule 4.1 - Closing List
                    Schedule 5.2 - Initial Collateral
                    Schedule 5.5 - Litigation
                    Schedule 5.11 - Share Ownership

H&B       2.   REVOLVING CREDIT NOTE in the total stated principal amount of
               $150,000,000, executed by Borrower, payable to NationsBank, N.A., in substantially the form of Exhibit B to the Loan Agreement.

H&B       3.   REVOLVING CREDIT NOTE in the total stated principal amount of
               $55,000,000, executed by Borrower, payable to NationsBank, N.A., and substantially the form of Exhibit B to the Loan Agreement

H&B       4.   REVOLVING CREDIT NOTE in the total stated principal amount of
               $70,000,000, executed by Borrower, payable to Toronto Dominion
               (Texas), Inc., in substantially the form of Exhibit B to the Loan
               Agreement.

H&B       5.   REVOLVING CREDIT NOTE in the total stated principal amount of
               $70,000,000, executed by Borrower, payable to Societe Generale, and substantially the form of Exhibit B to the Loan Agreement

H&B       6.   PLEDGE AGREEMENT executed by Borrower and Agent.

Borrower            Schedule I - Pledged Shares
                    Schedule II - Collateral Characteristics, Margin Call
                            Percentage, and Original Advance Percentage
                    Schedule III - Form of Pledge Certificate
                    Rule 144 Rider



                             Page 62 of 112 Pages

H&B       7.   RULE 144 RIDER executed by Borrower, substantially in the form of
               RIDER 1 to the Pledge Agreement.

Borrower  8.   STOCK CERTIFICATES for 17,157,952 shares of Tele-Communications,
               Inc. Series B TCI Group Common Stock, in the name of "John C.
               Malone," CUSIP Number 87924V200, as evidenced by the following
               (all shares are Class B Common Stock -- as defined in Issuer's
               Restated Certificate of Incorporation, as amended -- par value of $1 per share):

 ----------------------------------------------------------------------------
     CERTIFICATE NUMBER          ISSUE DATE           NUMBER OF SHARES
 ----------------------------------------------------------------------------
   TB6735                  January 12, 1996                  2,100,000
 ----------------------------------------------------------------------------
   TB0460                  September 29, 1994                   45,000
 ----------------------------------------------------------------------------
   TB6729                  October 7, 1998                   8,650,000
 ----------------------------------------------------------------------------
   TB6730                  October 7, 1998                   2,050,000
 ----------------------------------------------------------------------------
   TB6492                  September 17, 1997                  763,869
 ----------------------------------------------------------------------------
   TB6732                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6733                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6734                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6369                  May 29, 1997                      3,249,083
 ----------------------------------------------------------------------------

Borrower  9.   STOCK POWERS, executed in blank, with signatures guaranteed.

H&B      10.   UCC-1 FINANCING STATEMENTS executed by Borrower in form suitable for filing with the Office of the Secretary of State for Colorado.

H&B      11.   PURPOSE STATEMENT on Form U-1.

S&H      12.   OPINION OF COUNSEL for Borrower in a form satisfactory to Agent.

CR&B     13.   OPINION OF FCC COUNSEL for Borrower in a form satisfactory to
               Agent.

Borrower 14.   FINANCIAL STATEMENTS for Borrower, dated as of September 23,
               1998.

Borrower 15.   NOTICE OF BORROWING, dated as of October 9, 1998, executed by
               Borrower.


Borrower 16.   MALONE CALL AGREEMENT, dated as of February 9, 1998, among Tele-
               Communications, Inc. ("TCI"), Borrower, and Leslie Malone, together with amendments, if any, and a waiver letter from TCI satisfactory to Agent.

Borrower 17.   JUNE OPTION AGREEMENT, dated as of June 16, 1997, between
               Borrower and TCI.



                             Page 63 of 112 Pages

Borrower  18.  STOCKHOLDERS AGREEMENT, dated as of February 9, 1998, among TCI,
               Borrower, Leslie Malone, Gary Magness, Kim Magness, the Estate of Bob Magness, and the Estate of Betsy Magness, together with amendments, if any, and a waiver letter satisfactory to Agent.

Borrower  19.  VOTING AGREEMENT, dated as of June 23, 1998, as Amended and
               Restated as of October 9, 1998, among AT&T Corp., Borrower, and Leslie Malone, together with further amendments, if any.

Borrower  20.  AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER, 23, 1998, among
               AT&T Corp., Italy Merger dated as of June Corp, and TCI.

Borrower  21.  Certified copy of TCI's most current RESTATED CERTIFICATE OF
               INCORPORATION.

Borrower  22.  Such other documents and items as Lender may reasonably request.




                             Page 64 of 112 Pages

                                 SCHEDULE 5.2

                              INITIAL COLLATERAL
                              ------------------

17,157,952 shares of Tele-Communications, Inc. Series B TCI Group Common Stock, in the name of "John C. Malone," CUSIP Number 87924V200, as evidenced by the following:

 ----------------------------------------------------------------------------
    CERTIFICATE NUMBER /1/      ISSUE DATE /2/           NUMBER OF SHARES /3/
 ----------------------------------------------------------------------------
   TB6735                  January 12, 1996                  2,100,000
 ----------------------------------------------------------------------------
   TB0460                  September 29, 1994                   45,000
 ----------------------------------------------------------------------------
   TB6729                  October 7, 1998                   8,650,000
 ----------------------------------------------------------------------------
   TB6730                  October 7, 1998                   2,050,000
 ----------------------------------------------------------------------------
   TB6492                  September 17, 1997                  763,869
 ----------------------------------------------------------------------------
   TB6732                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6733                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6734                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6369                  May 29, 1997                      3,249,083
 ----------------------------------------------------------------------------


/1/  TB = TCI Group Series B Common Stock

/2/ As of October 9, 1998, all pledged shares represented herein have been beneficially owned by Borrower for 2 years or more.

/3/ Each share of TCI Group Series B Common Stock will be converted to .8533 shares of AT&T Common stock pursuant to the Merger. The total number of as-converted AT&T Corp. Common Shares will be 14,415,721 (as rounded to the nearest share).



                             Page 65 of 112 Pages

                                 SCHEDULE 5.5

                                  LITIGATION
                                  ----------

I.   AT&T MERGER LITIGATION
     ----------------------

Between June 24 and July 1, 1998, thirteen substantially similar purported class action complaints were filed by stockholders of Tele-Communications, Inc. ("TCI") in the Court of Chancery of the State of Delaware (the "Delaware Chancery Court") under the captions Nieto v. Fisher, et al., C.A. No. 16470;
                                    ----------------------
Martin, et al. V. Fisher, et al., C.A. No. 16471; Bove v. Fisher, et al., C.A.
-------------------------------                   ---------------------
No. 16473; Freiman v. Fisher, et al., C.A. No. 16474; Great Neck Capital
           ------------------------                   ------------------
Appreciation Investment Partnership, L.P. v. Fisher, et al., C.A. No. 16477;
----------------------------------------------------------
Cohen v. Fisher, et al., C.A. No. 16478; Silvert v. Fisher, et al., C.A. No.
----------------------                   ------------------------
16479; Alex Cooper Profit Sharing Trust v. Fisher, et al. , C.A. No. 16482; Satz
       -------------------------------------------------                    ----
v. Fisher, et al., C.A. No. 16489; Stefansky, et al. v. Fisher, et al., C.A. No.
----------------                   ----------------------------------
16490; Hushing v. Fisher, et al., C.A. No.16491; Krim v. Fisher, et al., C.A.
       ------------------------                  ---------------------
No.16495; Hirsch v. Fisher, et al., C.A. No.16501.  All thirteen complaints name
          -----------------------
as defendants TCI and the following directors of TCI: Donne F. Fisher, John W. Gallivan, Paul A. Gould, Leo J. Hindery, Jr., Jerome H. Kern, Kim Magness, John
C. Malone, Robert A. Naify and J.C. Sparkman. The complaints in C.A. Nos. 16470, 16471, 16474, 16478, 16479, 16495, and 16501 also name AT&T Corporation
("AT&T") as a defendant. The complaints were filed in response to the announcement on June 24, 1998 of a proposed merger between TCI and AT&T and allege substantially similar claims.

On June 25 and July 1, 1998, two other substantially similar purported class action complaints alleging claims arising from the proposed TCI-AT&T merger were filed in the Delaware Chancery Court under the captions Landau v. Fisher, et
                                                        --------------------
al., C.A. No. 16492, and Getfinger v. Fisher, et al., C.A. No. 16502,
--                       --------------------------
respectively. Named as defendants in both complaints are TCI, AT&T and the TCI board of directors: Donne F. Fisher, John W. Gallivan, Paul A. Gould, Leo J. Hindery, Jr., Jerome H. Kern, Kim Magness, John C. Malone, Robert A. Naify and J.C. Sparkman.

In addition to the above complaints, the complaint in an existing derivative action against TCI and the TCI board of directors in the Delaware Chancery Court, In re Tele-Communications, Inc. Shareholder Litigation, Consolidated
       ------------------------------------------------------
C.A. No. 16128, was amended on June 26, 1998 to include claims arising from the proposed TCI-AT&T merger substantially similar to those alleged in the thirteen actions above.

II.  MAGNESS ESTATE SETTLEMENT LITIGATION
     ------------------------------------

The following actions were filed in the Court of Chancery of the State of Delaware In and For New Castle County in response to the settlement of In the
                                                                       ------
Matter of the Estate of Bob Magness, Case No. 96 PR 944, District Court for the
-----------------------------------
County of Arapahoe in the State of Colorado: Morgan, et al. v. Tele-
                                             ----------------------
Communications, Inc. et al., Civil Action No. 16128-NC; Steiner v. Tele-
--------------------------                              ---------------
Communications, Inc. et al., Civil Action No. 16130-NC; Weisberg v. Tele-
--------------------------                              ----------------
Communications, Inc., et al., Civil Action No. 16131-NC; Pan v. Tele-
--------------------------                               -----------
Communications, Inc., et al., Civil Action No. 16133; Klein v. Tele-
--------------------------                            -------------
Communications, Inc., et al., Civil Action No. 16135; Crandon Capital Partners
--------------------------                            ------------------------
v. Tele-Communications, Inc., et al., Civil Action No.16136; and Deutsch v.
-----------------------------------                              ---------
Tele-Communications, Inc., et al., Civil Action No.16148.  Also named as
--------------------------------
defendants in these cases are John C. Malone, John W. Gallivan, Donne F. Fisher, Leo J. Hindery, Jr., J.C. Sparkman, Paul A. Gould, Jerome H. Kern, Kim Magness, and Robert A. Naify. The complaints in the above-named cases were amended on June 26, 1998 to add claims arising from the proposed TCI-AT&T merger which are substantially similar to those alleged by plaintiffs in the litigation referenced under Section I, above.


                             Page 66 of 112 Pages

III.  OTHER TELE-COMMUNICATIONS, INC. STOCKHOLDER LITIGATION
      ------------------------------------------------------
James Dalton et al. filed suit in District Court for Arapahoe County, Colorado, Case No. 97-CV421, against Tele-Communications, Inc. ("TCI") and certain current and former officers of TCI and its subsidiary, TCI Communications, Inc. (John C. Malone, Brendan R. Clouston, Barry P. Marshall, Camille K. Jayne, Sadie N. Decker, Bruce W. Ravenel, Gerald W. Gaines, Bernard W. Schotters, II) and Daniel
L. Ritchie and Donne F. Fisher, in their capacity as co-personal representatives of the Estate of Bob Magness.

IV.  TELE-COMMUNICATIONS INTERNATIONAL, INC. STOCKHOLDER LITIGATION
     --------------------------------------------------------------
On July 13, 1998, two putative class action complaints were filed be certain stockholders of Tele-Communications International, Inc. ("TINTA") in the Court of Chancery of the State of Delaware. The actions, which have identical claims and allegations, are styled as Berkowitz v. Hindery, et al., C.A. No. 16533, and
                               ----------------------------
Chetkov v. Hindery, et al., C.A. No. 16534, respectively.  The complaints were
--------------------------
filed following the announcement of a proposed business combination in which Liberty Media Group would acquire all outstanding public shares of TINTA not already owned by TCI Ventures Group. The defendants named in both complaints are Tele-Communications, Inc., TINTA, and the Board of Directors of TINTA: Leo
J. Hindery, John C. Malone, Gary S. Howard, David J. Evans, Pierre Lescure, Paul
A. Gould, Fred A. Vierra, and Jerome H. Kern.



                             Page 67 of 112 Pages

                                 SCHEDULE 5.11

                                SHARE OWNERSHIP
                                ---------------

 ----------------------------------------------------------------------------
    CERTIFICATE NUMBER /1/      ISSUE DATE /2/           NUMBER OF SHARES /3/
 ----------------------------------------------------------------------------
   TB6735                  January 12, 1996                  2,100,000
 ----------------------------------------------------------------------------
   TB0460                  September 29, 1994                   45,000
 ----------------------------------------------------------------------------
   TB6729                  October 7, 1998                   8,650,000
 ----------------------------------------------------------------------------
   TB6730                  October 7, 1998                   2,050,000
 ----------------------------------------------------------------------------
   TB6492                  September 17, 1997                  763,869
 ----------------------------------------------------------------------------
   TB6732                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6733                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6734                  October 7, 1998                     100,000
 ----------------------------------------------------------------------------
   TB6369                  May 29, 1997                      3,249,083
 ----------------------------------------------------------------------------


/1/  TB = TCI Group Series B Common Stock

/2/ As of October 9, 1998, all pledged shares represented herein have been beneficially owned by Borrower for 2 years or more.

/3/ Each share of TCI Group Series B Common Stock will be converted to .8533 shares of AT&T Common stock pursuant to the Merger. The total number of as-converted AT&T Corp. Common Shares will be 14,415,721 (as rounded to the nearest share).



                             Page 68 of 112 Pages